                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                              CST GREEN POWER, L.P.

     The  undersigned  General Partner and Initial Limited Partner hereby form a limited  partnership  pursuant to and in  accordance  with the Delaware  Revised
Uniform Limited  Partnership Act, 6 Del. C.ss.17-101,  et seq. (the "Act"),  and
hereby agree as follows:

     1.   Name.  The  name  of  the  limited   partnership  formed  hereby  (the
          "Partnership") is CST Green Power, L.P.

     2.   Purpose.  The  Partnership is organized for the object and purpose of, and the nature of the  business  to be  conducted  or  promoted by the
          Partnership is to manage the investment in and operation of facilities for the generation of electricity in Texas City, Texas.

     3.   Registered  Agent and Office.  The registered  agent and office of the
          Partnership  in the State of  Delaware  is c/o The  Corporation  Trust
          Company,  1209  Orange  Street,  Wilmington,  County  of  New  Castle,
          Delaware,  or such other  location(s)  as the  Partnership  by consent shall determine.

     4.   Partners.  The names and business,  residence or mailing  addresses of the General Partner and the Initial Limited Partner (collectively, the
          "Partners") are as follows:

                  General Partner

                  CST General, LLC
                  1000 E. Main Street
                  Plainfield, IN 46168
                  Attn:    M. Stephen Harkness,
                           President and COO
                           Tel:  317-838-1388
                           Fax: 317-838-2090

                  cc:      Cinergy Solutions, Inc.
                           Legal Department
                  Attn:    Jerome A. Vennemann
                           Secretary & General Counsel
                           139 E. Fourth Street
                           29 Atrium II
                           P.O. Box 960
                           Cincinnati, OH  45201-0960
                           Tel:  513-287-3023
                           Fax: 513-287-3810

                  Initial Limited Partner(s)

                  CST General, LLC
                  1000 E. Main Street
                  Plainfield, IN 46168
                  Attn:    M. Stephen Harkness,
                           President and COO
                           Tel:  317-838-1388
                           Fax: 317-838-2090

                  cc:      Cinergy Solutions, Inc.
                           Legal Department
                  Attn:    Jerome A. Vennemann
                           Secretary & General Counsel
                           139 E. Fourth Street
                           29 Atrium II
                           P.O. Box 960
                           Cincinnati, OH  45201-0960
                           Tel:  513-287-3023
                           Fax: 513-287-3810

     5.   Powers.  The powers of the  General  Partner(s)  include  all  powers, statutory and otherwise,  possessed by general partners under the laws of the State of Delaware.

     6.   Term. The Partnership  shall dissolve,  and its affairs shall be wound up, upon the 31st of  December,  2050,  or at such earlier time if (a)
          the Partners  unanimously so determine,  (b) the Partnership  sells or otherwise  disposes of its interest in all or substantially all of its property,  (c) an event of  dissolution  has occurred under the Act or
          (d)  upon  the  removal,  withdrawal  or  dissolution  of the  General
          Partner.

     7.   Capital  Contributions.  The Partners have  contributed  the following amounts, in cash, and no other property:

                  General Partner

                  $1

                  Initial Limited Partner

                  $99

     8.   Additional   Contributions.   No  Partner  is  required  to  make  any
          additional capital contribution to the Partnership.

     9.   Allocations of Profit and Losses. The Partnership's profits and losses shall be allocated in proportion to the capital  contributions  of the
          Partners.

     10.  Distributions.  At the time determined by the General Partner,  but at least once during each fiscal year,  the General  Partner  shall cause the  Partnership  to  distribute  any  cash  held by it  which  is not reasonably  necessary  for  the  operation  of the  Partnership.  Cash available for distribution shall be distributed to the Partners in the same proportion as their then capital account balances.

     11.  Assignments.  A Limited  Partner  may assign all or any part of his or its partnership interest only with the consent of the General Partner.
          A  Limited  Partner  has no right to grant an  assignee  of his or its partnership  interest  the  right  to  become  a  substituted  Limited
          Partner.

     12.  Withdrawal.  Except as provided in the following  Section 13, no right is given to any Partner to withdraw from the Partnership.

     13.  Additional  Partners.  (a) The General  Partner  may admit  additional
          Limited  Partners.  Upon  the  admission  of  any  additional  Limited
          Partner,   the  Initial   Limited  Partner  shall  withdraw  from  the
          Partnership  and shall be entitled to receive  forthwith the return of its capital contribution, without interest.

          (b)  The Partnership shall continue as a limited partnership under the
               Act  after  the  admission  of  any  additional  Limited  Partner pursuant to this Section 13.

          (c)  The admission of  additional  Limited  Partners  pursuant to this
               Section  13  shall  be  accomplished  by  an  amendment  of  this
               Agreement of Limited Partnership and, if required by the Act, the filing  of a  certificate  of  amendment  in  the  Office  of the
               Secretary of State of Delaware.

     14.  The  Initial   Limited   Partner  shall  be  deemed  admitted  to  the
          Partnership upon the formation of the Partnership.

     IN WITNESS  WHEREOF,  the undersigned  have duly executed this Agreement of
Limited Partnership as of the 15th day of June 2001.

                                GENERAL PARTNER:

                                CST General, LLC

                                By:      /s/ M. Stephen Harkness
                                         -----------------------
                                Name:    M. Stephen Harkness
                                Title:   President and Chief Operating Officer

                                INITIAL LIMITED PARTNER:

                                CST Limited, LLC

                                By:      /s/ G. Roger Daniel
                                         -------------------
                                Name:    G. Roger Daniel
                                Title:   Vice President